EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Cambridge Holdings, Ltd. (the “Company”) for the year ended June 30, 2011, each of the undersigned Gregory Pusey and Jeffrey G. McGonegal, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

 (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 25, 2011	By:	/s/ Gregory Pusey
Gregory Pusey
President and Chief Executive Officer

Date: August 25, 2011	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Senior Vice President- Finance and Chief Financial Officer

* * * * *

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.